Exhibit 99.1

ClimateRock Announces Termination of Business Combination Agreement

United Kingdom, Nov. 30, 2023 (GLOBE NEWSWIRE) -- ClimateRock (NASDAQ: CLRC) (the “Company”) announced that it notified E.E.W. Eco Energy World PLC (“E.E.W.) that the Company has elected to terminate the Amended and Restated Business Combination Agreement among the Company, E.E.W. and the other parties thereto, dated as of August 3, 2023 (the “Business Combination Agreement”), effective immediately, pursuant to Section 9.1(b) and 9.2 thereof, since the conditions to the closing of the initial business combination were not satisfied or waived by the outside date of September 30, 2023 (the “Termination”). As a result, the Business Combination Agreement is of no further force and effect, except for certain specified provisions in the Business Combination Agreement, which shall survive the Termination and remain in full force and effect in accordance with their respective terms. The Company and its sponsor intend to seek alternative ways to consummate an initial business combination.

About ClimateRock

ClimateRock is a blank check company incorporated as a Cayman Islands exempted company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses in any industry or geographic location, but intends to focus on acquiring a target within the sustainable energy industry in the Organization for Economic Co-operation and Development countries, including climate change, environment, renewable energy and emerging, clean technologies.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s public filings with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact Information:

Phone number: +44 203 954 0590

Email: info@climate-rock.com

Person of contact: Abhishek Bawa

Investor Contact:

Phone number: +44 203 954 0590

Email: info@climate-rock.com

Person of contact: Abhishek Bawa